Exhibit 10.28

LAKE MARRIOTT BUSINESS PARK

LAKE MARRIOTT BUILDINGS 5, 6 & 7

SINGLE TENANT BUILDINGS

3001, 3003 AND 3101 TASMAN DRIVE

SANTA CLARA, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP

(“LANDLORD”)

AND

SILICON VALLEY BANK, a California banking corporation

(“TENANT”)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of the 15th day of September, 2004, by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and SILICON VALLEY BANK, a California banking corporation (“Tenant”).  The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter, if required), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit G (Parking Agreement); Exhibits H and H-1 (Asbestos Notifications for Building 5 and Building 7); Exhibit I (Form of Letter of Credit) and Exhibit J (Holding company Test-Fit Plan #3).

1.     Basic Lease Information.

1.01                “Building 5” shall mean the building located at 3101 Tasman Drive, Santa Clara, California, commonly known as Lake Marriott Building 5, in the project commonly known as Lake Marriott Business Park.  “Building 6” shall mean the building located at 3003 Tasman Drive, Santa Clara, California, commonly known as Lake Marriott Building 6, in the project commonly known as Lake Marriott Business Park.  “Building 7” shall mean the building located at 3001 Tasman Drive, Santa Clara, California, commonly known as Lake Marriott Building 7, in the project commonly known as Lake Marriott Business Park.  “Rentable Square Footage of the Building” is deemed to be 213,625 square feet.  For purposes of this Lease, “Building” and “Buildings” shall each mean, collectively, Building 5, Building 6 and Building 7.  In addition, Building 6 and Building 7 are sometimes collectively referred to herein as the “Initial Premises”.

1.02                “Premises” shall mean the area shown on Exhibit A to this Lease.  The Premises is comprised of the Buildings.  All corridors and restroom facilities located on any full floor shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 213,625 square feet. Building 5 is comprised of approximately 56,448 rentable square feet.  Building 6 is comprised of approximately 100,729 rentable square feet.  Building 7 is comprised of approximately 56,448 rentable square feet.  Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03                “Base Rent”:

With respect to the Initial Premises (collectively comprising approximately 157,177 rentable square feet):

Period	Annual Rate Per Square Foot	Monthly Base Rent
8/1/2004 – 9/30/2005	$11.22	$146,960.50
10/1/2005 – 9/30/2006	$11.56	$151,361.45
10/1/2006 – 9/30/2007	$11.90	$155,867.19
10/1/2007 – 9/30/2008	$12.26	$160,582.50
10/1/2008 – 9/30/2009	$12.63	$165,428.79
10/1/2009 – 9/30/2010	$13.01	$170,406.06
10/1/2010 – 9/30/2011	$13.39	$175,383.34
10/1/2011 – 9/30/2012	$13.80	$180,753.55
10/1/2012 – 9/30/2013	$14.21	$186,123.76
10/1/2013 – 9/30/2014	$14.64	$191,755.94

Notwithstanding anything in this Lease to the contrary, Tenant shall be entitled to an abatement of Base Rent with respect to the Initial Premises only, as originally described in this Lease, in the amount of $146,960.50 per month for two (2) full calendar months of the Term, commencing with the first full calendar month of the Term.  The maximum total amount of Base Rent abated with respect to the Initial Premises in accordance with the foregoing shall equal $293,921.00 (the “Initial Premises Abated Base Rent”).  Only Base Rent with respect to the Initial Premises shall be abated pursuant to this Section, as more particularly described herein, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

With respect to Building 5 only:

Period	Annual Rate Per Square Foot	Monthly Base Rent
Building 5 Rent Commencement Date – 9/30/2005	$11.22	$52,778.88
10/1/2005 – 9/30/2006	$11.56	$54,359.42
10/1/2006 – 9/30/2007	$11.90	$55,977.60
10/1/2007 – 9/30/2008	$12.26	$57,671.04
10/1/2008 – 9/30/2009	$12.63	$59,411.52
10/1/2009 – 9/30/2010	$13.01	$61,199.04
10/1/2010 – 9/30/2011	$13.39	$62,986.56
10/1/2011 – 9/30/2012	$13.80	$64,915.20
10/1/2012 – 9/30/2013	$14.21	$66,843.84
10/1/2013 – 9/30/2014	$14.64	$68,866.56

1.04                “Tenant’s Pro Rata Share”: For Building 5:  100%; For Building 6:  100%; For Building 7:  100%; For the Property: 53.22%.

 “Tenant’s Monthly Expense and Tax Payment” means Tenant’s Pro Rata Share of the monthly estimated Expenses and monthly estimated Taxes (as more fully described in, and subject to adjustment as described in, Exhibit B attached hereto) and is as follows: For the period commencing upon the Commencement Date through and including the day preceding the Building 5 Rent Commencement Date:  $56,273.00, and commencing upon the Building 5 Rent Commencement Date: $75,973.00.  The first monthly installment of Tenant’s Monthly Expense and Tax Payment shall be due and payable upon execution and delivery of this Lease by Tenant.

1.05                Intentionally Omitted.

1.06                “Term”: A period of 122 months from the Commencement Date.  Subject to Section 3, the Term shall commence with respect to the Initial Premises only retroactively on August 1, 2004 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, the Term with respect to the entire Premises shall end on September 30, 2014 (the “Termination Date”). The Term shall commence with respect to Building 5 on the date Landlord delivers possession of Building 5 to Tenant (the “Building 5 Commencement Date”); provided, however, that Tenant’s obligation to pay Base Rent and Tenant’s Pro Rata Share of Expenses and Taxes with respect to only Building 5 shall commence on the date which is six (6) months following the Building 5 Commencement Date (the “Building 5 Rent Commencement Date”).

1.07                Allowance:  $6,346,775.00 as more fully described in the Work Letter attached hereto as Exhibit C.

1.08                “Security Deposit”:  As of the date of this Lease, there is no Security Deposit.

1.09                “Guarantor(s)”:  As of the date of this Lease, there is no Guarantor.

1.10                “Broker(s)”:  CRESA Partners and Cornish & Carey.

1.11                “Permitted Use”:  General office, administrative, retail banking and training.

1.12                “Notice Address(es)”:

Landlord:	Tenant:
CA-Lake Marriott Business Park Limited Partnership c/o Equity Office 1740 Technology Drive, Suite 150 San Jose, California 95110 Attention: Lake Marriott Property Manager	The Premises

A copy of any notices to Landlord shall be sent to Equity Office, One Market, Spear Street Tower, Suite 600, San Francisco, California 94105, Attention:  San Jose Regional Counsel.

1.13                “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”).  Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located.  “Building Service Hours” are 7:00 a.m. to 7:00 p.m. on Business Days.

1.14                “Initial Alterations” means the work that Tenant shall perform in the Premises pursuant to a separate agreement (the “Work Letter”), if any, attached to this Lease as Exhibit C.

1.15                “Property” means the Buildings and the parcel(s) of land on which they are located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

1.16                “Letter of Credit”:   $260,622.00, as more fully described in Section 2 of Exhibit I.

2.     Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).

3.     Adjustment of Commencement Date; Possession.

3.01  At Landlord’s request, with respect to each of the Initial Premises and Building 5, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit D.

3.02 The Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition.  Tenant hereby acknowledges and agrees that Tenant is currently in possession of Building 6 and Building 7 pursuant to the terms of that certain lease dated March 8, 1995 by and between Tenant and Landlord’s predecessor-in-interest, WRC Properties, Inc. (the “Prior Lease”).  Landlord shall make commercially reasonable efforts to deliver possession of Building 5 to Tenant on or before November 1, 2004.  Landlord shall not be liable for a failure to deliver possession of Building 5 or any other space due to the holdover or unlawful possession of such space by another party, however Landlord shall use reasonably diligent efforts to obtain possession of the space.

Notwithstanding the foregoing, if Landlord has not delivered possession of Building 5 on or before January 1, 2005 (the “Required Delivery Date”), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of:  (i) 5 Business Days after the Required Delivery Date; and (ii) the date Landlord delivers possession of Building 5 to Tenant.  In such event, this Lease shall be deemed null and void and of no further force and effect and the parties hereto shall have no further responsibilities or obligations to each other.  Landlord and Tenant acknowledge and agree that the Required Delivery Date shall be postponed by the number of days Landlord’s delivery of possession of Building 5 is delayed due to events of Force Majeure.

4.     Rent.

4.01  Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent.  Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term when such Base Rent is due under this Lease for the Initial Premises and Building 5 collectively, and the first monthly installment of Additional Rent for Expenses and Taxes when such Additional Rent is due under this Lease for the Initial Premises and Building 5 collectively, shall be payable upon the execution of this Lease by Tenant.  All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord.  Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord.  Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days following written notice of delinquency from Landlord for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 8% per annum. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.  Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02  Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5.     Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises (but subject to the terms and conditions of the Work Letter), other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant.  “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law.  Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9). As of the date hereof, Landlord has not received notice from any governmental agencies that the Building is in violation of any Environmental Laws (as defined below with respect to Hazardous Materials (as defined below).  As used in this Lease, “Hazardous Materials” shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment including but not limited to (i) oil and petroleum products, (ii) radioactive materials, (iii) asbestos and asbestos-containing materials, (iv) polychlorinated biphenyls and (v) substances defined as “hazardous substances”, “hazardous materials”, or “toxic substances” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq.; the California Hazardous Waste Control Act, Health and Safety Code §§25330, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code §§25249.5, et seq.; California Health and Safety Code §§25280, et seq.  (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code §§25170, et seq.  (Hazardous Materials Release Response Plans and Inventory); the California Porter-Cologne Water Quality Control Act, Water Code §§13000, et seq.; all as amended.  As used in this Lease, “Environmental Laws” shall mean all local, state, or federal laws, statutes, ordinances, rules and regulations now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Material or the use, manufacture, handling, treatment, transportation, production, disposal, discharge, distribution, release, recycling, emission, sale, or storage of, or the exposure of any person to, a Hazardous Material.  Landlord has disclosed to Tenant the asbestos notification letters attached to this Lease as Exhibits H and H-1 hereto.

6.             Security Deposit.

The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations.  The Security Deposit is not an advance payment of Rent or a measure of damages.  Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant.  If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

7.             Building Services.

7.01         Services to the Building and Premises shall be provided as follows:

(1)           If Tenant is leasing 100% of the rentable area in the Building or if Tenant’s Pro

Rata Share, as defined in Section 1.04 above, is 100% (in either event, for purposes of this Lease, Tenant shall be deemed the “Sole Tenant of the Building”), Landlord agrees to furnish Tenant with elevator service in the Building during the Term of this Lease and to provide heat and air conditioning to the Premises, and Tenant, at its cost, shall provide the following services: (a) Water service for use in the lavatories on each floor on which the Premises are located; (b) Maintenance and repair of the Buildings as described in Section 9.01; (c) Janitor service; (d) Electricity to the Premises for Tenant’s use, in accordance with and subject to the terms and conditions this Lease; (e) gas for boilers of the Building and water heaters, if any; (f) pest control service; (g) refuse collection; and (h) such other services as Tenant desires and which Landlord reasonably determines are necessary or appropriate for the Building.

If Tenant was required to provide the above services (other than elevator service or heating, ventilating and air conditioning) at any time during the Term, and, thereafter, by mutual agreement between Landlord and Tenant, or by operation of law or otherwise, Tenant is not the Sole Tenant of the Building or is otherwise not required to provide the above services, then, at Landlord’s request and, at Landlord’s option, as a condition to Landlord providing the services described in Section 7.01(2) below, Tenant shall transfer to Landlord any utility accounts and/or service contracts (including, without limitation, any maintenance service agreements entered into by Tenant, as described in Section 9.01. below or otherwise) relating to all or any of the services to be provided by Landlord described in Section 7.01(2) below, and Tenant shall otherwise cooperate with Landlord in transferring control of, and responsibility for, such services from Tenant to Landlord.  Tenant shall remain liable for all sums incurred in connection with such accounts or service contracts relating to the period prior to the date such accounts and service contracts are transferred to, and assumed by, Landlord.

(2)           If Tenant is not the Sole Tenant of the Building (as defined in Section 7.01(1) above), Landlord agrees to furnish Tenant with elevator service in the Building during the Term of this Lease, and, subject to the terms of the second paragraph of Section 7.01(1) above, Landlord also agrees to provide the following services: (a) Water service for use in the lavatories on each floor on which the Premises are located; (b) Heat and air conditioning in season during Building Service Hours, at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority., provided that, Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours and Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time; (c) Maintenance and repair of the Property as described in Section 9.02; (d) Janitor service on Business Days, provided if Tenant’s use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services; (e) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article X; (f) gas for boilers of the Building and water heaters serving the Building generally, if any; (g) pest control service for the Common Areas of the Building; (h) refuse collection for the Building; and (i) such other services as Landlord reasonably determines are necessary or appropriate for the Building or the Property.  Further, Tenant shall have access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards.

7.02  Electricity used by Tenant in the Premises shall be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond overall load, that which Landlord reasonably deems to be standard for the Building. Landlord shall have the right to measure electrical usage by commonly accepted methods.

7.03  Landlord’s failure to furnish, or any interruption, diminishment or termination of services required to be provided by Landlord pursuant to this Lease which is due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct (other than a Service Failure in connection with Tenant’s failure to perform Tenant’s obligations under this Lease, in which event Tenant shall not be entitled to any abatement or other remedy), then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored.  If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.             Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant.  Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) any Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”).  Following Landlord’s receipt of final, approved plans for the Initial Alterations (as defined in Exhibit C attached to this Lease) which plans are sufficient to obtain all required permits for the construction of the Initial Alterations, Tenant may request in writing and Landlord shall respond within 30 days following Landlord’s receipt of such written request, which items of the Initial Alterations, if any, shall be deemed Required Removables.  Notwithstanding the foregoing, Tenant shall not be required to remove at the expiration or earlier termination of this Lease that portion of the Initial Alterations to Building 5 only which portion is constructed substantially in accordance with Exhibit J to this Lease (“Holding company Test-Fit Plan #3” prepared by RMW Architects) as reasonably and mutually determined by Landlord and Tenant.  Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables.  If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable.  Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables.

9.             Repairs and Alterations.

9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair.  Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. In addition and notwithstanding anything to the contrary contain in Section IX.B below, if Tenant is the Sole Tenant of the Building (as defined in Section 7.01(1)), Tenant’s repair obligations shall also include, without limitation, the following: (a) electrical and plumbing systems serving the Building in general (including any equipment related thereto and located upon the roof of the Building); (b) the interior Common Areas of the Building (Landlord shall maintain the exterior Common Areas of the Building in accordance with its obligations as provided in Section 9.02 below); and (c) exterior windows of the Building.  To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 30 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 3% of the cost of the repairs.

If Tenant is the Sole Tenant of the Building (as defined in Section 7.01(1) above) Tenant, at Tenant’s own expense, shall procure and maintain in full force and effect, a maintenance/service contract(s) (the “Service Contract”), in a form and with a maintenance contractor approved by Landlord, providing for the service, maintenance and repair of all plumbing and electrical systems and equipment serving the Building.  The service contract(s) must include all services suggested by the equipment manufacturer within the operation/maintenance manual relating to such equipment and systems and must become effective and a copy thereof delivered to Landlord: (x) within thirty (30) days after the Commencement Date for the Initial Premises, and (y) within thirty (30) days after the Building 5 Commencement Date for Building 5, each with respect to items (i) and (ii) above, or within 30 days after requested by Landlord with respect to item (iii) above.  Tenant shall follow all reasonable recommendations of said contractor for the maintenance and repair of the equipment and systems covered by the Service Contract.  The Service Contract shall provide that the contractor shall perform regularly scheduled inspections, preventative maintenance and service on the covered equipment and systems, and that having made such inspections, said contractor shall furnish a complete report of any defective conditions found to be existing with respect to such equipment, together with any recommendations for maintenance, repair and/or replacement thereof.  Said report shall be furnished to Tenant with a copy to Landlord.  Landlord may, upon notice to Tenant, enter into such a service contract on behalf of Tenant or perform the work and in either case charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead.

9.02 Except to the extent the same is a Tenant obligation when Tenant is the Sole Tenant of the Building as such obligations are described in Section 9.01 above, Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building (including foundations); (b) electrical and plumbing systems serving the Building in general and mechanical (including HVAC), and fire/life safety systems serving the Building in general and serving the Premises; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

9.03 Tenant shall not make alterations, repairs, additions or improvements (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”):  (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises.  Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03.  Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord.  Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations.  In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 3% of the cost of the Alterations.  Upon completion, Tenant shall furnish “as-built” plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.          Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building.  Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.  If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions.  However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours.  Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.          Assignment and Subletting.

11.01  Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02.  If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.  Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee.  Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

Notwithstanding anything to the contrary contained herein, Landlord’s consent shall not be required with respect to a sublease or a series of subleases to a management company or management companies of venture or investment funds: (i) which funds are syndicated or sponsored by Tenant or any of its Affiliates, and (ii) which in the aggregate at any one time, all such subleases to such management company(ies) collectively cover no more than the lesser of:  (X) 5% of the total amount of the Premises (as the same may be modified from time to time) and (Y) 10,000 rentable square feet of the Premises, and (iii) which subleases pertain to this Lease only and to no other properties or leased space; and (iv) which subleases are necessary to comply with applicable regulations and/or Laws respecting Tenant’s business operations (a “Management Company Sublease”).  Any such Management Company Sublease shall provide that (1) the portion of the Premises covered by the Management Company Sublease shall be used for the Permitted Use hereunder and for no other purpose; (2) Tenant notifies Landlord, in writing, of the identity of the sublease under any such Management Company Sublease no less than 15 days prior to the effective date of the subject Management Company Sublease; (3) Tenant provides to Landlord a copy of the subject final, executed Management Company Sublease; (4) the Management Company Sublease shall expressly provide by its terms that the Management Company Sublease is subject and subordinate to this Lease, the subtenant under any such Management Company Sublease shall indemnify Landlord in the same manner that Tenant indemnifies Landlord under the terms and conditions of this Lease, and such subtenant(s) shall carry in place during the entire term of the Management Company Sublease (and provide to Landlord a certificate of insurance evidencing the same) all insurance required of Tenant but with respect to portion of the Premises covered by the subject Management Company Sublease.  The term of any Management Company Sublease shall expire prior to the termination date of this Lease.

11.02  Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than: (i) 80% of the Rentable Area of the Premises located in Building 5 for more than 80% of the remaining Term (excluding unexercised options) (the “Building 5 Recapture Right”), and/or (ii) 80% of the Rentable Area of the Premises located in Building 6 for more than 80% of the remaining Term (excluding unexercised options) (the “Building 6 Recapture Right” and together with the Building 5 Recapture Right, collectively, the “Recapture Right”), recapture the portion of the Premises that Tenant is proposing to Transfer.  If Landlord exercises its Recapture Right, this Lease shall automatically be amended to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer.  Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any requested Transfer.  The review fee shall not apply to any Permitted Transfers.

11.03  Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer.  Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess.  Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including, without limitation, reasonable brokers’ commissions and attorneys’ fees, and the cost of tenant improvements made specifically for the subject Transfer.  If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04 Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”):  (a) Tenant is not then in Default or with the passage of time would be in Default; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change; (c) Tenant’s successor shall use the Premises for the permitted use expressly described in this Lease; and (d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer (provided that, if prohibited by confidentiality in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within 10 days after the effective date of the proposed purchase, merger, consolidation or reorganization). Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

12.          Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees.  Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law.  If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien.  Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

13.          Indemnity and Waiver of Claims.

Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties or Landlord’s breach of this Lease, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors or licensees.  Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties or Tenant’s breach of this Lease, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties.

14.          Insurance.

Tenant shall maintain the following insurance (“Tenant’s Insurance”):  (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b)  Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence.  Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII.  All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance: (x) with respect to the Initial Premises, prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and (y) with respect to Building 5, prior to the Building 5 Commencement Date, and, respecting each of clause (x) and clause (y), thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance.

Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord.  Landlord shall maintain Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $2,000,000.00.

15.          Subrogation.

Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16.          Casualty Damage.

16.01  If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”).  If the Completion Estimate indicates that the Premises located within a Building or any Common Areas necessary to provide access to the Premises located within such Building cannot be made tenantable within 300 days from the date of the Casualty, then either party shall have the right to terminate this Lease with respect to the Building in which the Casualty occurred upon written notice to the other within 10 Business Days after receipt of the Completion Estimate.  Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease with respect to the Building in which the Casualty occurred if:  (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs.  In addition to Landlord’s right to terminate as provided herein, Tenant shall have the right to terminate this Lease with respect to the Building I which the Casualty occurred if:  (a) a substantial portion of the Premises in the subject Building has been damaged by Casualty and such damage cannot reasonably be repaired (as reasonably determined by Landlord) within 60 days after Landlord’s receipt of all required permits to restore the subject portion of the Premises; (b) there is less than 1 year of the Term remaining on the date of such Casualty; (c) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of the Casualty.

16.02  If this Lease is not terminated (with respect to either all or a portion of the Premises as provided in Section 16.01 above), Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs (the “Excess Casualty Costs”).  Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. If the estimated Excess Casualty Costs exceed the actual cost to repair such Leasehold Improvements (and Tenant has paid to Landlord funds covering all such Excess Casualty Costs), Landlord shall reimburse to Tenant any such overpayment.  Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof.  Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. The terms of this Article 16 shall not diminish the parties rights and/or obligations provided in Article 13 of this Lease.

16.03  The provisions of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

17.          Condemnation.

If more than 50% of a Building is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”), then either party may terminate this

Lease with respect to the Premises located in the subject Building only.  Landlord shall also have the right to terminate this Lease if there is a Taking of 50% or more of any Building or 50% or more of any building on the Property which Taking would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Property.  The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking.  The termination shall be effective on the date the physical taking occurs.  If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord.  The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

18.          Events of Default.

Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 3 Business Days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 20 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 20 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 20 days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; or (e) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.          Remedies.

19.01  Upon the occurrence of any Default under this Lease, whether enumerated in Section 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19, and waives any and all other notices or demand requirements imposed by applicable law):

(a)           Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i)            The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

(ii)           The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii)          The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv)          Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)           All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (A) the greatest per annum rate of interest permitted from time to time under applicable law, or

(B) the Prime Rate plus 5%.  For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California.  The “Worth at the Time of Award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

(b)           Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

(c)           Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Paragraph 19.01(a).

19.02  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.03  TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.  TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.04  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity.  In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

19.05  If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

19.06  This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

20.          Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 50% OF THE VALUE OF THE PROPERTY.  TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR PURPOSES HEREOF, “INTEREST OF LANDLORD IN THE PROPERTY” SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER

THIRD PARTY), AND PROCEEDS FROM THE SALE OF THE PROPERTY; PROVIDED, HOWEVER, THAT WITH RESPECT TO PROCEEDS FROM THE SALE OF THE PROPERTY, LANDLORD’S LIABILITY SHALL EXTEND ONLY TO ADJUDICATED CLAIMS WHICH ARISE DURING LANDLORD’S PERIOD OF OWNERSHIP AND DURING THE TERM OF THIS LEASE BUT ONLY AFTER LANDLORD FIRST APPLIES ANY SUCH SALE PROCEEDS TO ANY OUTSTANDING MORTGAGES AND/OR ANY OTHER ENCUMBRANCES EXISTING UPON OR OTHERWISE AFFECTING THE PROPERTY (INCLUDING ANY GROUND LEASE PAYMENTS) AND ANY TAX LIABILITY RESPECTING THE PROPERTY.

21.          Intentionally Omitted.

22.          Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance.  Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover but only with respect to the Building or Buildings in which the holdover occurs.  No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.          Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Notwithstanding the foregoing in this Article to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date.  Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect.  Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease.  Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

24.          Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1.  Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above.  Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.          Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 5 Business Days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property.  Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property.  Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26.          Miscellaneous.

26.01  This Lease shall be interpreted and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth.  If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities.  Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

26.02  If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.  Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.  Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

26.03  Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04  Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property.  Upon transfer Landlord shall be released from any obligations thereafter accruing hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

26.05  Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker in connection with this Lease.  Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.  Equity Office Properties Management Corp. (“EOPMC”) is an affiliate of Landlord and represents only the Landlord in this transaction.  Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

26.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07  Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements.  This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08  This Lease does not grant any rights to light or air over or about the Building.  Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents.  Neither party is relying upon any warranty, statement or representation not contained in this Lease.  This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOM GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

	By:	/s/ JOHN W. PTERSON

Name: John W. Peterson

Title: Regional Senior Vice President

TENANT:

SILICON VALLEY BANK, a California banking corporation

By:	/s/ JACK JENKINS-STARK
Name:	Jack Jenkins-Stark
Title:	Chief Financial Officer

By:	/s/ MARC VERISSIMO
Name:	Marc Verissimo
Title:	Chief Strategic Risk Officer

Tenant’s Tax ID Number (SSN or FEIN)

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

OLD IRONSIDES DRIVE
BUNKER HILL LANE
TASMAN DRIVE
PATRICK HENRY
PARKING STRUCTURE
BUILDING 4
5104
BUILDING 7
3001
BUILDING 3
3032
BUILDING 6
3003
BUILDING 2
3052
BUILDING 1
5101
BUILDING 5
3101
LAKE
NORTH
SCALE 1"

LAKE MARRIOTT

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EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP (“Landlord”) and SILICON VALLEY BANK (“Tenant”) for space in the Building located at 3001, 3003 and3101 Tasman Drive, Santa Clara, California.

1.             Payments.

1.01  Tenant shall pay Tenant’s Pro Rata Share of the total amount of Expenses and Taxes for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term.  On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate.  After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate.  If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate until Landlord provides Tenant with the new estimate.  Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate.  Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate.  Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

1.02  As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount and Tenant’s Pro Rata Share of Expenses and Taxes for the prior calendar year.  If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due.  If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

2.     Expenses.

2.01  “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Buildings and the Property.  Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and the quality of the Building.  Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees equal to one and one-half percent (1.5%) of the applicable annual Base Rent payable by Tenant hereunder (the “Management Fee”); provided, however, that notwithstanding anything to the contrary set forth herein or in the Lease, for purposes of computing the Additional Rent payable by Tenant pursuant to this Exhibit B and Article 4 of the Lease, Tenant’s Proportionate Share of the Management Fee shall be equal to 100% of such Management Fee; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are:  (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease, or with respect to Building 5 only, as of the date Landlord delivers possession of Building 5 to Tenant.  The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord.  The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs

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and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02  Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds (or would have been reimbursed by insurance had Landlord carried the insurance required to be carried by Landlord under this Lease); costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.

The following items are also excluded from Expenses:

(a)           Sums (other than the Management Fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

(b)           Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees.

(c)           Advertising and promotional expenditures.

(d)           Landlord’s charitable and political contributions.

(e)           Ground lease rental.

(f)            Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(g)           The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant.

(h)           All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building).

(i)            Any expenses for which Landlord has received actual reimbursement (other than through Expenses).

(j)            Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property.

(k)           Expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty.

(l)            Fines or penalties incurred as a result of violation by Landlord of any applicable Laws.

(m)          The cost of complying with any Laws in effect (and interpreted and enforced) on the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable Laws on the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.

(n)           Any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials in or about the Building, Common Area or Property, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is incidental to the general repair and maintenance of the Building, Common Area or Property.

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(o)           The cost of capital improvements (except as provided in Section 2.01 above of this Exhibit B).

(p)           The cost of the installation of any separate utility meters Landlord may install solely for other tenants of the Property, unless installation is required by a utility company or governmental entity.

(q)           Any costs of Landlord’s general overhead, including general administrative expenses, which costs would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principals, consistently applied.

(r)            All “tenant allowances”, “tenant concessions” and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant leaseable space in the Building, except in connection with general maintenance and repairs provided to the tenants of the Building in general.

2.03  If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building at any time during a calendar year, Expenses shall, at Landlord’s option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year.  The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.  In no event shall Landlord be entitled to a reimbursement from tenants for Expenses and Taxes in excess of 100% of the costs actually paid or incurred by Landlord in any applicable calendar year.

3.  “Taxes” shall mean:  (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities.  Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in Taxes within 30 days after Tenant’s receipt of a statement from Landlord.

4.  Audit Rights. Tenant, within 365 days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for that calendar year to which the statement applies.  Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review.  If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records.  If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located.  Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit.  However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 7%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant.  Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 365 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year.  The records obtained by Tenant shall be treated as confidential.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

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EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP (“Landlord”) and SILICON VALLEY BANK (“Tenant”) for space in the Building located at 3001, 3003 and 3101 Tasman Drive, Santa Clara, California.

As used in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease, unless otherwise expressly stated herein.

1.             Tenant Work.

A.            Tenant, following the full and final execution and delivery of the Lease to which this Work Letter is attached and all prepaid rental and security deposits or letters of credit required under such agreement, shall have the right to perform alterations and improvements in Building 6 and Building 7 and, following delivery of Building 5 by Landlord to Tenant, Tenant shall have the right to perform alterations and improvements in Building 5 (collectively, the “Initial Alterations”).  Tenant hereby acknowledges and agrees that Tenant shall perform, and the Initial Alterations shall include, upgrades to the structure of Building 5 sufficient to accommodate the balance of the Initial Alterations and the full reconstruction of the interior of Building 5 to a general office condition suitable for Tenant’s bank holding company’s offices (the “Building 5 Reconstruction”).  Within a reasonable period of time following execution of the Lease, Tenant shall cause its architect to provide to Landlord architectural and construction drawings of Tenant’s proposed Building 5 Reconstruction for Landlord’s review and approval.  Landlord agrees that upon Landlord’s receipt of any plans, drawings and/or change orders hereunder submitted to Landlord for Landlord’s review and approval, Landlord shall review and either approve or disapprove (and, in the event that Landlord disapproves any of the same, provide to Tenant a reasonably detailed written statement describing the basis for such disapproval) within 5 Business Days following Landlord’s receipt of such plans, drawings and/or change orders.  The Building 5 Reconstruction shall be mutually and reasonably acceptable to each of Landlord and Tenant and shall otherwise be subject to the terms and conditions of this Work Letter as a part of the Initial Alterations.

In addition, the Initial Alterations shall include and Tenant shall perform architectural enhancements to the exterior of each of Building 5, Building 6 and Building 7 (the “Exterior Enhancements”), which Exterior Enhancements are consistent with Landlord’s long-term exterior enhancement plans for the Lake Marriott Business Park project and otherwise reasonably acceptable to each of Landlord and Tenant.  Landlord shall provide Tenant with an allowance (the “Exterior Enhancement Allowance”) in an amount not to exceed $400,000.00 to be applied toward the costs of the Exterior Enhancements.  Landlord shall disburse the Exterior Enhancements Allowance, or applicable portion thereof, to Tenant in accordance with Section 1.B of this Work Letter.  Tenant shall not be required to spend an amount in excess of the Exterior Enhancement Allowance on the Exterior Enhancements (nor shall Landlord be required to provide any funds in addition to the Exterior Enhancement Allowance in connection with the Exterior Enhancement).

Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9.03 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.  The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not

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have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located.  Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.  Landlord hereby approves W.L. Butler, Inc., a California corporation, as Tenant’s general contractor for the Initial Alterations.

B.            Provided Tenant is not then in default or with the passage of time would be in default under the Lease (including this Work Letter), Landlord agrees to contribute the sum of $6,346,775.00 (which amount based on approximately $29.71 per rentable square foot of the Premises) (the “Allowance”) toward the cost of performing the Initial Alterations.  The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations, taxes, insurance and bonds related to the Initial Alterations, permit fees, cabling, the Construction Management Fee (defined herein below), changes to the Base Building required as a result of the installation of the Initial Alterations, change orders, alarm systems and access controls, approved signage and for hard costs in connection with the Initial Alterations.  The Allowance (and/or the Exterior Enhancement Allowance, as applicable), less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations (or the Exterior Enhancements, as the case may be), in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations (or Exterior Enhancements, as the case may be) for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations (or the Exterior Enhancements, as the case may be); (v) plans and specifications for the Initial Alterations (or the Exterior Enhancements, as the case may be), together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Initial Alterations (or the Exterior Enhancements, as the case may be), together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations (or the Exterior Enhancements, as the case may be).  Upon completion of the Initial Alterations (or the Exterior Enhancements, as the case may be), and prior to final disbursement of the Allowance (or the Exterior Enhancement Allowance, as the case may be), Tenant shall furnish Landlord with:  (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations (or the Exterior Enhancements, as the case may be), and (5) the certification of Tenant and its architect that the Initial Alterations (or the Exterior Enhancements, as the case may be) have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances.  In no event shall Landlord be required to disburse the Allowance or the Exterior Enhancement Allowance more than one time per month.  If the Initial Alterations exceed the Allowance or the Exterior Enhancements exceed the Exterior Enhancement Allowance, Tenant shall be entitled to the Allowance (or the Exterior Enhancement Allowance, as the case may be) in accordance with the terms hereof, but each individual disbursement of the Allowance (or the Exterior Enhancement Allowance, as the case may be) shall be disbursed in the proportion that the Allowance (or the Exterior Enhancement Allowance, as the case may be) bears to the total cost for the Initial Alterations (or the Exterior Enhancements, as the case may be), less the 10% retainage referenced above.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance (or the Exterior Enhancement Allowance, as the case may be) during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

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C.            In no event shall the Allowance or the Exterior Enhancements Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant.  If Tenant does not submit a request for payment of the entire Allowance and/or the Exterior Enhancements Allowance to Landlord in accordance with the provisions contained in this Work Letter by December 31, 2005 (the “Final Request Date”), any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.  In the event that Tenant fails to so submit a request for payment of all of the remaining Allowance on or before the Final Request Date, Landlord shall provide to Tenant written notice no less than 10 Business Days prior to the Final Request Date notifying Tenant that Tenant has not, as of the date of Landlord’s notice, submitted a request for such balance of the Allowance.  In the event Landlord fails to so notify Tenant, such failure shall not be deemed to be a default or breach by Landlord, but the Final Request Date shall be extended one day for each day Landlord fails to timely notify Tenant of such remaining balance.  Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations, Exterior Enhancements Allowance and/or Allowance.  Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Initial Alterations in an amount equal to 1% of the Allowance (the “Construction Management Fee”).

D.            The Tenant Improvement Work.

1.             Tenant shall perform improvements to Building 5 in accordance with the following work list (the “Work List”) using Building standard methods, materials and finishes.  The improvements to be performed in accordance with the Work List are hereinafter referred to as the “Tenant Improvement Work”.  Provided Tenant is not then in default of the Lease or with the passage of time would be in default of the Lease, Landlord agrees to contribute the Maximum Amount toward the cost of performing certain items of the Tenant Improvement Work as follows:  with respect to the HVAC Item (as defined below), the maximum amount of Landlord’s contribution is $175,000.00 and with respect to the Roof Item (as defined below), Landlord’s maximum contribution is $70,000.00 (collectively, the “Maximum Amount”).  Tenant shall be responsible for the cost of Tenant Improvement Work, plus any applicable state sales or use tax, if any, to the extent that it exceeds the Maximum Amount.  Tenant shall perform the Tenant Improvement Work subject to and in a manner consistent with the terms of Section 1.A above of this Work Letter.  The Maximum Amount shall be distributed subject to and in a manner consistent with the terms of Section 1.B above of this Work Letter.

WORK LIST

1. Replace two (2) boxcar HVAC units (one 75 ton unit and one 60 ton unit) and replace two (2) duct furnaces (the “HVAC Items”) in Building 5; and

2. Replace roof of Building 5 in accordance with the specifications attached hereto as Schedule I (the “Roof Item”).

2.             Landlord’s Work.

A.            Landlord Common Area Improvement Work.

(i)            On or before December 31, 2005, Landlord, at its sole cost and expense shall perform exterior improvements to the exterior Common Areas of the project in accordance with the following itemized improvement list (the “Common Area Improvement List”) using Building standard methods, materials and finishes.  Notwithstanding the foregoing, Landlord shall perform item 1 of the Common Area Improvement List (exterior painting of buildings) with respect to Building 5, Building 6 and Building 7 on or before June 1, 2005.  The improvements to be performed in accordance with the Common Area Improvement List are hereinafter referred to as the “Landlord Common Area Work”.  Landlord shall enter into a direct contract for the Landlord Common Area Work with a general contractor selected by Landlord.  Landlord shall perform the Landlord Common Area Work in a manner consistent with Landlord’s long term exterior plans for the Lake

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Marriott Business Park.  In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Common Area Work.  The cost of the construction of the Common Area Improvement Work shall be excluded from Expenses under the Lease.

COMMON AREA IMPROVEMENT LIST

1. Exterior painting of all buildings of the Lake Marriott Business Park;
2. Renovate lake currently existing at Lake Marriott Business Park;
3. Upgrade and modify landscaping proximate to the lake and other exterior areas;
4. General hardscape upgrades and repairs in the lake area.

3.             Miscellaneous.

A.            Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises and except as provided above with respect to the Exterior Enhancement Allowance and payment for the Landlord Common Area Work, incur any costs in connection with the construction or demolition of any improvements in the Common Area.  The foregoing shall not reduce or delete Landlord’s obligation to perform the Landlord Common Area Work.

B.            This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

C.            Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Common Area Work, the Exterior Enhancements, the Tenant Improvement Work and the Initial Alterations to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible.  Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord Common Area Work or inconvenience suffered by Tenant during the performance of the Landlord Common Area Work shall not delay the Commencement Date or the Building 5 Commencement Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

D.            During the period of the construction of the Initial Alterations and Tenant’s relocation into the Premises (but not beyond the Building 5 Commencement Date), Tenant shall not be charged, directly or indirectly, for elevator usage, hoists, access to loading docks, freight elevator usage; provided, however, that during such period, Tenant shall be liable for the cost of all utilities servicing the Premises (including electricity and water) and any costs and expenses associated with the construction of the Initial Alterations and the Tenant Improvement Work.

F.             Notwithstanding anything set forth in this Work Letter to the contrary, the Building 5 Rent Commencement Date shall be delayed in accordance with the terms hereof as a result of any Landlord Delay (as defined herein).  As used herein, a “Landlord Delay” shall mean a delay in substantial completion of the Initial Alterations prior to the Building 5 Rent Commencement Date, to the extent such delay is caused solely by Landlord’s failure to approve or disapprove plans, drawings and/or change orders within the time periods required by the terms of this Work Letter, absent Force Majeure or any delays by Tenant or any of Tenant’s contractors, agents or employees.  Notwithstanding the foregoing, Landlord shall only be responsible for Landlord Delays to the extent that they actually prevent Tenant from substantially completing the Initial Alterations by the Building 5 Rent Commencement Date.  Accordingly, the number of days of Landlord Delay shall not exceed the actual number of days between the Building 5 Rent Commencement Date and the date of substantial completion of Initial Alterations.

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SCHEDULE I TO EXHIBIT C

ROOF ITEM

SPECIFICATIONS

PART 1.00 - GENERAL

1.01        DESCRIPTION

A.    Scope of work:

Furnish all labor, materials, equipment and services necessary to install a new built-up roof and flashings as indicated and specified herein.

B.    Work included in this section:

1.     Installation of new roofing.

2.     Inspection by the contractor’s field supervisory personnel.

C.    Work not included in this section:

1.     Sheet metal work

2.     Electrical

3.     Plumbing

4.     Carpentry

5.     Asbestos (Unless predetermined with building owner and proper parameters have been followed with regards to membrane testing for friability).

1.02        QUALITY ASSURANCE AND GUARANTEE

A.    Roofing contractor shall be authorized by the manufacturer.  All work shall be done with their specifications and conditions.

B.    A unit guarantee shall be provided by the contractor for materials and installation.

1.03        MATERIALS HANDLING

A.            Delivery of Materials:

All roofing materials shall be delivered to the site in the original unbroken manufacturer’s wrappings; materials and containers with the original label thereon intact.  If any bulk or unlabeled materials are to be used, a properly attested certificate from the manufacturer stating that such materials shall comply with the specification requirements shall be furnished to the contractor prior to installation.

B.            Storage of materials at job site:

1.     Roofing materials shall be raised above the supporting surfaces, such as on pallets.  Roll goods, insulation and any other materials which may have moisture contact shall be kept dry.  Wet materials shall not be permitted to be used on the job and shall be removed promptly.

2.     Materials containing solvents shall be stored in a dry, cool area with proper fire and safety precautions.

3.     Roll good shall be stored on end.

4.     If stored on other than the ground, all material shall be distributed so that their resultant weight does not exceed the design live load of the deck.

1.04        PROTECTION AND CLEANING

A.            Protection:

1.     Any work or materials damaged during the handling of bitumens and roofing materials shall be restored to their original (undamaged) condition or replaced by the roofing applicator.

2.     Protective covering shall be installed at all paving and exposed building walls adjacent to hoist and kettles prior to the start of work.

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3.     Protection shall remain in place for the duration of the roofing work.

1.05        GUARANTEE

Contractor shall provide a written guarantee that all roofing materials and installation will be maintained in a waterproof condition for a period of ten (10) years from the date of final approval of the roofing at no charge to the building owner.

PART 2.00 - PRODUCTS

2.01        MATERIALS

A.    All materials shall be as manufactured by Manville Corporation or equal.

B.    Asphalt:  ASTM D-312-78, Type III.  Bitumen when labeled with a Softening Point (SP), Minimum Flash Point (FP), Minimum Finished Blowing Temperature (FBT), and Equiviscous Temperature Range (EVT) shall not be heated above the FP, held at the FBT longer than 4 hours and must be applied within 25 degrees of the EVT.If the asphalt is not so labeled or the foregoing information is not otherwise available, the asphalt shall be heated in accordance with information contained in the current Manufacturer’s manual.

C.    GlasBase.  Asphalt coated fiberglass mat. Approximate weight 100 square feet, 28 lbs.

D.    GlasPly.  Asphalt coated fiberglass mat. Approximate weight per 100 square feet, 12 lbs. ASTM D02178-76 Type IV.

E.     GlasKap.  Mineral surfaced cap sheet.  Asphalt coated fiberglass mat with ceramic granule surfacing. Approximate weight per 100 square feet, 72 lbs.  Federal Specification #SS-R-630D Class III.

2.02        SUMMARY OF MATERIALS PER 100 SQUARE FEET

A.    Built-up roofing system shall be Specification #3GNC

Glasbase Felt	28 lbs.
Asphalt	25 lbs.
GlasPly Felt	12 lbs.
Asphalt	25 lbs.
GlasKap	72 lbs.
Total Average Weight	162 lbs.

B.    Roofing and flashings shall be installed in strict accordance with Manufacturer’s recommendations and as specified herein.

PART 3.00 - EXECUTION

3.01        GENERAL INSTALLATION REQUIREMENTS

A.    All surfaces shall be adequately anchored, even and free of any foreign material, moisture, or unevenness.

B.    Immediately notify owner of any defects. Built-up roofing shall not be installed until defects have been corrected. (We anticipate no significant defects on this project.)

C.    Verify that any curbs or nailers are in place and properly installed.

3.02        DEMOLITION AND REMOVAL OF EXISTING MEMBRANE

A.    Remove and dispose of the roofing and flashings down to the deck.  If complete removal is not possible because of solid attachment, the materials shall be removed down to the original membrane.

B.    Minor deck repairs shall be made at no charge to the owner.  If major deck repairs are necessary, the owner shall be informed of the additional cost.

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3.03        INSTALLATION OF MATERIALS

A.    Asphalt:

1.     All kettles and tankers shall have both thermostatic controls and an accurate visible thermometer.

2.     Heat and apply at correct EVT between 400 and 500 degrees Fahrenheit.

3.     Solidly mop heated asphalt between and under layers of felt and insulation so that at no point does felt touch felt.

B.    Deck Preparation:

Existing roof membrane shall be torn off to the deck as outlined in Section 3.2 above.

C.    Base Sheet:          Schuller #28 GlasBase (or equal)

Nail and/or mechanically fasten as necessary to the prepared deck.  Side laps to be 2”, end laps 4”. Broom felts to insure total adhesion where necessary.

D.    Ply Felts:    Schuller #12 GlasPly (or equal)

Starting at low edge apply one 18” wide, then a full 36” wide GlasPly overlapping the preceding felt by 2”.  All following felts are to be applied full width with the same 2” overlap.  Install each felts so that it shall be uniformly set, without voids.

E.     Cap Sheet:          Schuller #72 GlasKap (or equal)

Before starting application of the cap sheet, cut it into 12’ to 18’ lengths and allot it to flatten.  This is especially important in cold weather to assure good contact with the asphalt.

Starting at the low edge (on slopes up to 2”) or at the side opposite of the prevailing wind (on slopes over 2”), apply one layer of cap sheet, lapping each layer over the selvage edge of the preceding one.  Lap the end 6” over the preceding felt.  Mop the full width under each layer with asphalt at the rate of 25 lbs. Per 100 square feet, making sure that all edges are well sealed with the cap sheet uniformly set without voids into the hot asphalt.

F.     Angle reinforcement:

1.     Curbs and walls with metal counterflashing apply one layer of Reinforced Base Flashing in the angle formed by the roof and vertical surface.  Base flashing shall be set in a solid bed of asphalt and nailed at 4” centers adjacent to the top edge.

2.     Voids are not acceptable.  Rub materials into all angles.

3.     Coat any concrete surfaces with primer and allow to dry.

4.     At low curbs, wrap flashing over top of curb.  Extend down over cant area onto roof surface at least 4”.

5.     At air conditioning housing curbs, which are to receive roofing on top of housing, run flashing from at least 4” on roof surface up cant area and over curb at least 4” and stagger felts, top felt overlapping bottom felt by at least 4”.

G.    Sheet Metal:

All sheet metal which shall have contact and be bonded to any roofing material shall be primed and allowed to dry before applying roofing materials.

H.    Vent Pipe Flashing:

Metal roof jacks and other metal flashing with metal deck flanges shall be removed, as necessary, prior to the installation of new roofing.  Contractor shall provide and install new jacks to replace those damaged or otherwise deemed unserviceable. The new jacks, either new or existing shall be installed as follows:  Install on top of completed membrane.  The deck flange shall be set in a solid bed of industrial roof cement (nailed if over a nailable deck) and shall be covered with two collars of roofing felt.  Felts to extend 4’ and 6” beyond the outside dimension of the deck flange and extend to the inside of the base of the protrusion.  Felts to be set in a solid be of industrial roof cement or hot asphalt.

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I.      Cant Strip:

Provide new cant strip in angles of roof deck and curbs where present cant strip is unserviceable or non-existent.  Fit flush at ends and to wall surface.  Secure to deck with adhesive or hot asphalt.

J.     Nosing:

New galvanized metal nosing shall be installed as necessary to the roof edge.  Side laps to be set in industrial roof cement.

K.    Pitch Pans:

New sheet metal pitch pans shall be installed around all poles, brackets, pipe supports, and other items which rest upon or are attached to the roof deck.  Pitch pans shall have dimensions at least 2” larger than the dimensions of the pole, brackets, pipe supports, etc.  They shall have flanges not less than 3” wide which shall be set on top of all roofing plies in a full bed of industrial roof cement.  The flange shall then be flashed with two strips of felt set in hot asphalt.  The top strip shall be wider than that below by at least 3” on all sides.  Pitch pans shall be filled about 1/3 full with roof cement and the balance with asphalt.  After the asphalt has cooled and settled, refill pitch pans with roof cement and slope tops to the outside edge.

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EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date

Tenant
Address

Re:          Commencement Letter with respect to that certain Lease dated as of the                   day of                   ,           , by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP, as Landlord, and SILICON VALLEY BANK, as Tenant, for                    rentable square feet on the             floor of the Building located at                    .

Dear                       :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.             The [Commencement Date/Building 5 Commencement Date] of the Lease is                                    ;

2.             The Termination Date of the Lease is                       .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Authorized Signatory

Agreed and Accepted:

Tenant:

By:
Name:
Title:
Date:

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EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances.  In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.  Capitalized terms have the same meaning as defined in the Lease.

1.             Sidewalks, doorways, vestibules, halls, stairways and other similar areas outside the Premises shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.  No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas.  At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.             Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.  Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3.             No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.  All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.             Intentionally omitted.

5.             Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises.  A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost.  All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.             All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.             Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity.  If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.             Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld.  Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.             Intentionally omitted.

10.           Tenant shall not:  (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.           No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.           No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws.  Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or

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any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect.  Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.           Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.           Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”).  Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume.  Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date or the Building 5 Commencement Date be extended as a result of the above actions.

15.           Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.  Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent.  Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.           Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.           Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.           Landlord may from time to time adopt systems and procedures for the security and safety of the Building and the Property, its occupants, entry, use and contents.  Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.           Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability.  Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.           Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building.  Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.           Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance.  Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.           Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord.  Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.           Intentionally omitted.

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EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP (“Landlord”) and SILICON VALLEY BANK (“Tenant”) for space in the Building located at 3001, 3003 and 3101 Tasman Drive, Santa Clara, California.

1.             Asbestos Notification.  Tenant acknowledges that Tenant has received the asbestos notification letters attached to this Lease as Exhibits H and H-1 hereto, disclosing the existence of asbestos in the Building.  As part of Tenant’s obligations under this Lease, Tenant agrees to comply with the California “Connelly Act” and other applicable Laws, including providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act and other applicable Laws.

2.             Letter of Credit.

2.01         General Provisions.  Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit I to the Lease and containing the terms required herein, in the face amount of $260,622.00 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion.  Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 120 days after the scheduled expiration date of the Term or any renewal Term.  If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 30 days prior to the expiration date of the Letter of Credit then held by Landlord.  Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 2, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

2.02         Drawings under Letter of Credit.  Landlord shall have the immediate right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time:  (i) If a Default occurs; or (ii) If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least 30 days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section 2.  In the event Landlord draws upon the Letter of Credit pursuant to clause 2.02(ii) above, Landlord shall hold such cash as collateral in accordance with the terms of the Lease for the performance of Tenant’s obligations under the Lease No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.  Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Section 2.02.

2.03         Use of Proceeds by Landlord.  The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i)  against any Rent payable by Tenant under this Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of any Default by Tenant under this Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of the Lease; (iii) against any costs incurred by Landlord in connection with the Lease (including attorneys’ fees); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default.  Provided Tenant has performed all of

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its obligations under the Lease, as the same may be amended from time to time, Landlord agrees to pay to Tenant within 30 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.  In the event that following the Final LC Expiration Date, Tenant has not performed all of its obligations under the Lease, as amended, and Landlord is holding unapplied proceeds of the Letter of Credit, Landlord shall apply such proceeds of the Letter of Credit to satisfy such Tenant obligations in accordance with the terms of the Lease and, within 30 days the full satisfaction such obligations, Landlord shall deliver to Tenant the remaining proceeds of the Letter of Credit received by Landlord and not so applied.

2.04         Additional Covenants of Tenant.  If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within 5 days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 2.04, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an uncurable Default by Tenant.  Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

2.05         Transfer of Letter of Credit.  Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s Mortgagee.  If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord.  In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. If the issuing bank of the Letter of Credit approved by Landlord is Tenant, Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within 10 days after Landlord’s written request therefor.  If Tenant is not the approved issuing bank for the Letter of Credit, Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with the first transfer of the Letter of Credit only (and landlord shall be liable for such transfer fees in connection with all subsequent transfers) and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within 10 days after Landlord’s written request therefor.

2.06         Intentionally Omitted.

2.07         Nature of Letter of Credit.  Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded” (“Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

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Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 2 above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Related Parties, including any damages Landlord suffers following termination of the Lease.

3.             Renewal Options.

3.01         Grant of Option; Conditions.  Tenant shall have the right to extend the Term (the “Renewal Option”) for two (2) additional periods of five (5) years with the first such renewal period commencing on the day following the Termination Date of the initial Term and ending on the fifth (5th) anniversary of the Termination Date and the second such renewal period commencing on the day following the expiration of the first renewal period and ending on the fifth (5th) annual anniversary of the expiration of the first renewal period (each a “Renewal Term”), if:

(i)            With respect to each such Renewal Option, Landlord receives notice of exercise (“Initial Renewal Notice”) not less than 9 full calendar months prior to the expiration of the then-current Term and not more than 12 full calendar months prior to the expiration of the then-current Term; and

(ii)           Tenant is not in material default under the Lease beyond any applicable notice and cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

(iii)          Less than 50% of the Premises (or the Partial Premises Renewal Space (as defined in Section 3.07 below) if Tenant exercises a Renewal Option with respect to the Partial Premises Renewal Space only) is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

(iv)          The Lease has not been assigned by Tenant (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

(v)           With respect to the second Renewal Option, Tenant validly exercised its first Renewal Option.

3.02         Terms Applicable to Premises During Subject Renewal Term.

(i)            The initial Base Rent rate per rentable square foot for the Premises (or the Partial Premises Renewal Space, as the case may be) during a subject Renewal Term shall equal 95% of the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises (or the Partial Premises Renewal Space, as the case may be).  Base Rent during the subject Renewal Term shall increase in accordance with the increases assumed in the determination of Prevailing Market rate.  Base Rent attributable to the Premises (or the Partial Premises Renewal Space, as the case may be) shall be payable in monthly installments in accordance with the terms and conditions of Article 4 of the Lease.

(ii)           Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises (or the Partial Premises Renewal Space, as the case may be) during the subject Renewal Term in accordance with Article 4 of and Exhibit B to the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses, shall be some of the factors considered in determining the Prevailing Market rate for the subject Renewal Term.

3.03         Procedure for Determining Prevailing Market.  Within 30 days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises (or the Partial Premises Renewal Space, as the case may be) for the subject Renewal Term.  Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the subject Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of the

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subject Renewal Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”).  If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant’s Renewal Option shall be null and void and of no further force and effect.  If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein.  If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises (or the Partial Premises Renewal Space, as the case may be) during the Renewal Term.  Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof.  Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section 3.04 below.  If Landlord and Tenant fail to agree upon the Prevailing Market rate within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant’s Renewal Option shall be deemed to be null and void and of no further force and effect.

3.04         Arbitration Procedure.

(i)            If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”).  If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates.  If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term.  Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in Santa Clara, California, with working knowledge of current rental rates and practices.  For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

(ii)           Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises (or the Partial Premises Renewal Space, as the case may be).  The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term.  If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof.  If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria.  Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises (or the Partial Premises Renewal Space, as the case may be).  If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice.  The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator.  Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

(iii)          If the Prevailing Market rate has not been determined by the commencement date

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of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises (or, if Tenant exercised the first Renewal Option for the Partial Premises Renewal Space only, then, with respect to the second Renewal Option only, during the last month of the Renewal Term for the Partial Premises Renewal Space) until such time as the Prevailing Market rate has been determined.  Upon such determination, the Base Rent for the Premises (or the Partial Premises Renewal Space, as the case may be) shall be retroactively adjusted to the commencement of the Renewal Term for the Premises (or the Partial Premises Renewal Space, as the case may be).  If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof.  If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

3.05         Renewal Amendment.  If Tenant is entitled to and properly exercises a Renewal Option hereunder, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms.  The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice and Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant’s receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

3.06         Definition of Prevailing Market.  For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises (or the Partial Premises Renewal Space, as the case may be) in the Building and office buildings comparable to the Building in the Santa Clara, California area.  The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.  The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

3.07         Partial Premises Renewal.  The valid exercise by Tenant of a Renewal Option shall be irrevocable and, at Tenant’s discretion, and otherwise pursuant to the terms hereof, shall cover either: (X) all of the Premises, or (Y) Building 5 and Building 6 only (for purposes of this Section 3.07, Building 5 and Building 6 shall sometimes be referred to herein as the “Partial Premises Renewal Space”).  Tenant’s Initial Renewal Notice shall indicate with particularity whether Tenant elects to exercise a Renewal Option for the Premises or the Partial Premises Renewal Space.  With respect to Tenant’s first Renewal Option to occur, in the event Tenant elects to exercise such Renewal Option with respect to the Partial Premises Renewal Space only, Tenant’s remaining Renewal Option, to the extent Tenant is entitled to exercise the same, shall apply only to the Partial Premises Renewal Space and Tenant shall be deemed to have waived any of its rights with respect to Building 7.  In the event that Tenant exercises any Renewal Option for the Partial Premises Renewal Space only, Tenant shall be liable for the removal of the Bridge (as defined in Section 4.02 of this Exhibit F).  Accordingly, in such event, the Bridge shall be deemed a Required Removable.  Tenant shall remove the Bridge prior to the expiration of the Term with respect to Building 7 in accordance with the terms of the Lease and repair damage caused by the installation or removal of the Bridge.  If Tenant fails to perform such obligation in a timely manner and/or otherwise in accordance with the terms of the Lease and this Section 3.07, Landlord may perform such work at Tenant’s expense, plus a 3% administrative fee and Tenant shall pay such amounts upon demand by Landlord.  In the event that Tenant’s Initial Renewal Notice does not so indicate the foregoing, Tenant shall be deemed to have exercised the subject Renewal Option for the entire Premises.

4.             Acceleration Option.

4.01         Tenant shall have the right to accelerate the Termination Date (“Acceleration Option”) of the Lease with respect to Building 7 only as follows: either (i) from September 30, 2014 to

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September 30, 2009 (the “First Accelerated Termination Date”) or (ii) from September 30, 2014 to September 30, 2010 (the “Second Accelerated Termination Date”) and with respect to the foregoing, only if:

1.             Tenant is not in material default under the Lease (after expiration of applicable notice and cure periods) at the date Tenant provides Landlord with an Acceleration Notice (hereinafter defined); and

2.             no part of Building 7 is sublet for a term extending past the subject Accelerated Termination Date; and

3.             the Lease has not been assigned by Tenant other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease; and

4.             Landlord receives notice of acceleration (“Acceleration Notice”) not less than 270 days prior to the subject Accelerated Termination Date.

The First Accelerated Termination Date and the Second Accelerated Termination Date each is sometimes referred to herein as the “Accelerated Termination Date” and are applicable in the context of such references.

4.02         If Tenant exercises the First Acceleration Option, Tenant, simultaneously with delivery of the Acceleration Notice shall pay to Landlord the sum of $1,254,654.00 (the “First Acceleration Fee”) as a fee in connection with the earliest acceleration of the Termination Date and not as a penalty.  Alternatively, if Tenant exercises the Second Acceleration Option, Tenant, simultaneously with delivery of the Acceleration Notice shall pay to Landlord the sum of $1,042,065.00 (the “Second Acceleration Fee”) as a fee in connection with the later acceleration of the Termination Date and not as a penalty.  In addition to the foregoing, Tenant shall remain liable for all Base Rent, Additional Rent and other sums due under the Lease up to and including the applicable Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date.  The “unamortized portion” of any of the foregoing shall be determined using an interest rate of 8% per annum.  The First Acceleration Fee and the Second Acceleration Fee each are sometimes referred to herein as the “Acceleration Fee” and are applicable in the context of such references.

In the event that Tenant so exercises the Acceleration Option as provided herein, Tenant shall be liable for the removal of the bridge existing as of the date of this Lease which bridge connects Building 6 and Building 7 (the “Bridge”).  Accordingly, in such event, the Bridge shall be deemed a Required Removable.  Tenant shall remove the Bridge prior to the subject Accelerated Termination Date in accordance with the terms of the Lease and repair damage caused by the installation or removal of the Bridge.  If Tenant fails to perform such obligation in a timely manner and/or otherwise in accordance with the terms of the Lease and this Section 4, Landlord may perform such work at Tenant’s expense, plus a 3% administrative fee and Tenant shall pay such amounts upon demand by Landlord.

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4.03         If Tenant, subsequent to providing Landlord with an Acceleration Notice, defaults in any of the provisions of this Lease (including, without limitation, a failure to pay the applicable Acceleration Fee due hereunder), Landlord, at its option, may (i) declare Tenant’s exercise of the Acceleration Option to be null and void, and any Acceleration Fee paid to Landlord shall be returned to Tenant, after first applying such Acceleration Fee against any past due Rent under the Lease (and in such event, if the Acceleration Option so exercised would otherwise trigger the First Accelerated Termination Date, the Acceleration Option granted herein with respect to the Second Accelerated Termination Date shall be automatically deemed null and void and of no further force or effect), or (ii) continue to honor Tenant’s exercise of its Acceleration Option, in which case, Tenant shall remain liable for the payment of the subject Acceleration Fee and for all Base Rent, Additional Rent and other sums due under the Lease up to and including the subject Accelerated Termination Date even though billings for such may occur subsequent to such Accelerated Termination Date.

4.04         As of the date Tenant provides Landlord with an Acceleration Notice, any unexercised rights or options of Tenant to renew the Term of the Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), and any outstanding tenant improvement allowance not claimed and properly utilized by Tenant in accordance with the Lease as of such date, shall immediately be deemed terminated with respect to Building 7 only and no longer available or of any further force or effect with respect to Building 7 only.

5.             Right of First Offer.

5.01         Grant of Option; Conditions.  Tenant shall have the continuing right of first offer (the “Right of First Offer”) with respect to any available and vacated rentable space in the Lake Marriott Business Park (so long as Landlord or its affiliate owns the subject building at the Property) (the “Offering Space”).  Tenant’s Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the existing tenant in a portion of the Offering Space will not extend or renew the term of its lease for the Offering Space (but prior to leasing such Offering Space to a party other than the existing tenant), Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease the subject Offering Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord.  Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within 5 Business Days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

1.             Tenant is in material default under the Lease beyond any applicable notice and cure periods at the time that Landlord would otherwise deliver the Advice; or

2.             50% or more of the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer) at the time Landlord would otherwise deliver the Advice; or

3.             the Lease has been assigned by Tenant (other than pursuant to a Permitted Transfer) prior to the date Landlord would otherwise deliver the Advice; or

4.             Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

5.             the Offering Space is not intended for the exclusive use of Tenant and/or any Permitted Transferee during the Term; or

6.             the existing tenant in the Offering Space is interested in extending or renewing its lease for the Offering Space or entering into a new lease for such Offering Space and subsequently extends and leases such Offering Space.

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5.02         Terms for Offering Space.

1.             The term for the subject Offering Space shall commence upon the commencement date stated in the applicable Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the subject Offering Space.

2.             Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment.

3.             The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the subject Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the subject Offering Space, in which case Landlord shall perform such work in the subject Offering Space.  If Landlord is delayed delivering possession of the subject Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the subject Offering Space shall be postponed until the date Landlord delivers possession of the subject Offering Space to Tenant free from occupancy by any party.

5.03         Termination of Right of First Offer.  The rights of Tenant hereunder with respect to the Offering Space shall terminate nine (9) full calendar prior to the expiration of the Term of this Lease or, if the Term is extended in accordance with Article 3 of this Exhibit F, the last occurring Renewal Term.

5.04         Offering Amendment.  If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the subject Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms.  A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

5.05         Definition of Prevailing Market.  For purposes of this Right of First Offer provision, “Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the Offering Space in the Building and buildings comparable to the Building in the Santa Clara area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes.

6.             Contingency.  This Lease specifically is contingent upon the termination of that certain lease dated April 28, 1989 by and between Landlord’s predecessor in interest, WRC properties, Inc. and Hitachi Computer Products (America), Inc., a Delaware corporation relating to Building 5 and to premises located at 3052 Bunker Hill Lane, Santa Clara, California (as amended, the “Hitachi Lease”).  Landlord currently is negotiating the terms of an agreement with Hitachi to terminate the Hitachi Lease with respect to Building 5 only (the “Hitachi Lease Termination Agreement”).  If Landlord fails to enter into the Hitachi Lease Termination Agreement with Hitachi on or before 30 days following the date this Lease, executed by Tenant, together with all prepaid rental and security deposits required hereunder, if any, delivered to Landlord, then Landlord and Tenant may each terminate this Lease by providing written notice thereof to the other party prior to the date the Hitachi Lease Termination Agreement is executed by Hitachi.

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EXHIBIT G

PARKING AGREEMENT

This Exhibit (the “Parking Agreement”) is attached to and made a part of the Lease by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP (“Landlord”) and SILICON VALLEY BANK (“Tenant”) for space in the Building located at 3001, 3003 and 3101 Tasman Drive, Santa Clara, California.

1.             The capitalized terms used in this Parking Agreement shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Parking Agreement.  In the event of any conflict between the Lease and this Parking Agreement, the latter shall control.

2.             During the initial Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of 855 non-reserved parking spaces in the parking facility servicing the Building (“Parking Facility”).

3.             Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility.  Landlord reserves the right to adopt, modify and enforce reasonable rules (“Rules”) governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation.  The Rules set forth herein are currently in effect.  Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

4.             Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis.  Tenant acknowledges that Landlord has no liability for claims arising through acts or omissions of any independent operator of the Parking Facility.  Except to the extent caused by the gross negligence or willful misconduct of Landlord, Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to the Parking Facility, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility.  Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.  Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any location designated for such assigned or reserved parking spaces.  Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.

5.             If Tenant shall default under this Parking Agreement, the operator shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever.  In addition, if Tenant shall default under a material term of this Parking Agreement, Landlord shall have the right to cancel this Parking Agreement on 15 days’ written notice, provided that Landlord shall not cancel this Parking Agreement if:  (1) Tenant commences to cure the default within 10 days of Landlord’s notice to Tenant, and (2) Tenant diligently and consistently pursues a course of action that will cure the default and bring Tenant back into compliance with this Paring Agreement.  If Tenant defaults with respect to Rules (iii), (iv), (v), (vi) or (viii) each stated below on more than 3 occasions during any 12 month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding 12 month period, shall, at Landlord’s election, constitute an incurable default under this Parking Agreement.  Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity with respect to this Parking Agreement.

RULES

(i)            Subject to any access systems, procedures or rules and regulations as Landlord may reasonably impose, Tenant shall have access to the Parking Facility on a 24-hour basis, 7 days a week, subject to the other terms of this Parking Agreement.  Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the operator.  Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on

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the Property.  If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

(ii)           Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

(iii)          All directional signs and arrows must be observed.

(iv)          The speed limit shall be 5 miles per hour.

(v)           Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vi)          Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)           Areas not striped for parking

(b)           aisles

(c)           where “no parking” signs are posted

(d)           ramps

(e)           loading zones

(vii)         Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator.  Such device must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(viii)        Intentionally omitted.

(ix)           Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules.

(x)            Every parker is required to park and lock his/her own car.

(xi)           Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager immediately.  Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution.  Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the Parking Facility immediately.

(xii)          Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited.  Parking spaces may be used only for parking automobiles.

(xiii)         Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.

6.             TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT’S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT’S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT’S USE OF THE PARKING FACILITY OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD’S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION.  THE LIMITATION ON LANDLORD’S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD’S WILLFUL MISCONDUCT OR LANDLORD’S GROSS NEGLIGENCE.

7.             Without limiting the provisions of Paragraph 6 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action.  It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

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8.             The provisions of Section 20 of the Lease are hereby incorporated by reference as if fully recited.

Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Parking Facility and is fully aware of the legal consequences of agreeing to this instrument.

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EXHIBIT H

ASBESTOS NOTIFICATION
FOR
LAKE MARRIOTT BUILDING 5
AT
3101 TASMAN DRIVE, SANTA CLARA, CALIFORNIA

This Exhibit is attached to and made a part of the Lease by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP (“Landlord”) and SILICON VALLEY BANK (“Tenant”) for space in the Building located at 3101 Tasman Drive, Santa Clara, California.

[In the following, “we” refers to Landlord, and “our” refers to “Landlord’s”; and “you” refers to “Tenant”; and the “Building” or “building” refers to the Building, as defined in this Lease to which this Exhibit H is attached.]

Asbestos, because of its insulating and fire-resistant properties, was historically used in some construction materials.  California’s Connelly Act, as well as federal OSHA and some other California rules, now require building owners and landlords to make certain notifications regarding known asbestos-containing materials (“ACM”) and presumed ACMs (“PACM”).  PACM consists of certain older construction materials which commonly contained asbestos.  This notification is designed to provide you with the required ACM and PACM notifications.

ACM:        Landlord’s asbestos survey(s) for the building at 3101 Tasman Drive note the presence, location and quantity of ACM in the building as follows:

•          Roof:  black roofing mastic, 400 sq. ft., 5% asbestos.

PACM:      PACM consists of certain construction materials located in buildings constructed prior to 1981.  This building was not constructed prior to 1981.

Because of the presence of ACM in the building, we are providing you with the following warning, which is commonly known as a California Proposition 65 warning:

WARNING:  This building contains asbestos, a chemical known to the state of California to cause cancer.

In addition, you should be aware that there are certain potential health risks that may result from exposure to asbestos.  Because we are not physicians, scientists or industrial hygienists, we have no special knowledge of the health impact of exposure to asbestos.  However, we hired an environmental consulting firm to prepare an asbestos Operations and Maintenance Plan (“O&M Plan”) to address asbestos matters at the building.  The O&M Plan is designed to minimize the potential for a release of asbestos fibers and outlines a schedule of actions to be undertaken with respect to asbestos.  A copy of the written O&M Plan is located in our Building Management Office and, upon your request, will be made available for you to review and copy during regular business hours.

In general, the written O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure.  The O&M Plan describes those risks as follows:  asbestos is not a significant health concern unless asbestos fibers are released and inhaled.  If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer) increases.  However, measures to minimize exposure and consequently minimize the accumulation of fibers, reduces the risk of adverse health effects.

The O&M Plan is designed to safely manage the ACM and PACM in the building and to avoid the inadvertent disturbance of such ACM or PACM.  To that end, the O&M Plan provides for the training of building housekeeping and maintenance personnel so that they can conduct their work without causing a release of asbestos fibers.  As part of the O&M Plan, we maintain records of all asbestos-related activities and the results of any asbestos survey, sampling or monitoring conducted in the building.

The written O&M Plan describes a number of activities which should be avoided in order to prevent a release of asbestos fibers in the building.  In particular, you should be aware that some of the activities which may present a health risk by causing an airborne release of asbestos fibers include moving, drilling, boring or otherwise disturbing ACM or PACM.  Consequently, such activities should not be attempted by any person not qualified to handle ACM or PACM.  In other words, you must obtain the approval of building management prior to engaging in any such activities.  Please contact the Building Manager for more information in this regard.  In addition, please contact the Building Manager if you notice any deterioration or disturbance of ACM or PACM.  Also, note that the identification of ACM and PACM in this notification is based on actual knowledge and assumptions that the law requires us to

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make.  Such materials do not necessarily comprise all asbestos in the building.

Tenant may have certain obligations under California and federal laws with regard to the ACM and PACM in the building, including obligations to notify your own employees, contractors, subtenants, agents and others of the presence of ACM and PACM.  Tenant is solely responsible for complying with all such applicable laws.

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EXHIBIT H - 1

ASBESTOS NOTIFICATION
FOR
LAKE MARRIOTT BUILDING 7
AT
3001 TASMAN DRIVE, SANTA CLARA, CALIFORNIA

This Exhibit is attached to and made a part of the Lease by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP (“Landlord”) and SILICON VALLEY BANK (“Tenant”) for space in the Building located at 3001 Tasman Drive, Santa Clara, California.

[In the following, “we” refers to Landlord, and “our” refers to “Landlord’s”; and “you” refers to “Tenant”; and the “Building” or “building” refers to the Building, as defined in this Lease to which this Exhibit H is attached.]

Asbestos, because of its insulating and fire-resistant properties, was historically used in some construction materials.  California’s Connelly Act, as well as federal OSHA and some other California rules, now require building owners and landlords to make certain notifications regarding known asbestos-containing materials (“ACM”) and presumed ACMs (“PACM”).  PACM consists of certain older construction materials which commonly contained asbestos.  This notification is designed to provide you with the required ACM and PACM notifications.

ACM:        Landlord’s asbestos survey(s) for the building at 3001 Tasman Drive note the presence, location and quantity of ACM in the building as follows:

•          Roof:  Black roofing mastic, 400 sq. ft., 15 % asbestos; gray roofing mastic, 320 sq. ft., 20 % asbestos; and white sheet metal duct putty, 60 sq. ft., 5% asbestos.

PACM:      PACM consists of certain construction materials located in buildings constructed prior to 1981.  This building was not constructed prior to 1981.

Because of the presence of ACM in the building, we are providing you with the following warning, which is commonly known as a California Proposition 65 warning:

WARNING:  This building contains asbestos, a chemical known to the state of California to cause cancer.

In addition, you should be aware that there are certain potential health risks that may result from exposure to asbestos.  Because we are not physicians, scientists or industrial hygienists, we have no special knowledge of the health impact of exposure to asbestos.  However, we hired an environmental consulting firm to prepare an asbestos Operations and Maintenance Plan (“O&M Plan”) to address asbestos matters at the building.  The O&M Plan is designed to minimize the potential for a release of asbestos fibers and outlines a schedule of actions to be undertaken with respect to asbestos.  A copy of the written O&M Plan is located in our Building Management Office and, upon your request, will be made available for you to review and copy during regular business hours.

In general, the written O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure.  The O&M Plan describes those risks as follows:  asbestos is not a significant health concern unless asbestos fibers are released and inhaled.  If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer) increases.  However, measures to minimize exposure and consequently minimize the accumulation of fibers, reduces the risk of adverse health effects.

The O&M Plan is designed to safely manage the ACM and PACM in the building and to avoid the inadvertent disturbance of such ACM or PACM.  To that end, the O&M Plan provides for the training of building housekeeping and maintenance personnel so that they can conduct their work without causing a release of asbestos fibers.  As part of the O&M Plan, we maintain records of all asbestos-related activities and the results of any asbestos survey, sampling or monitoring conducted in the building.

The written O&M Plan describes a number of activities which should be avoided in order to prevent a release of asbestos fibers in the building.  In particular, you should be aware that some of the activities which may present a health risk by causing an airborne release of asbestos fibers include moving, drilling, boring or otherwise disturbing ACM or PACM.  Consequently, such activities should not be attempted by any person not qualified to handle ACM or PACM.  In other words, you must obtain the approval of building management prior to engaging in any such activities.  Please contact the Building Manager for more information in this regard.  In addition, please contact the Building Manager if you notice any deterioration or disturbance of ACM or PACM.  Also, note that the identification of ACM and

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PACM in this notification is based on actual knowledge and assumptions that the law requires us to make.  Such materials do not necessarily comprise all asbestos in the building.

Tenant may have certain obligations under California and federal laws with regard to the ACM and PACM in the building, including obligations to notify your own employees, contractors, subtenants, agents and others of the presence of ACM and PACM.  Tenant is solely responsible for complying with all such applicable laws.

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EXHIBIT I

FORM OF LETTER OF CREDIT

This Exhibit is attached to and made a part of the Lease by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP (“Landlord”) and SILICON VALLEY BANK (“Tenant”) for space in the Building located at 3001, 3003 and 3101 Tasman Drive, Santa Clara, California.

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant: SILICON VALLEY BANK

Beneficiary

CA-Lake Marriott Business Park Limited Partnership

c/o Equity Office Management, L.L.C.

1740 Technology Drive, Suite 150

San Jose, California  95110

Attn:  Project Manager

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of Two Hundred Sixty Thousand Six Hundred Twenty-Two and No/100 U.S. Dollars ($260.622.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.             An original copy of this Irrevocable Standby Letter of Credit.

2.             Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of                              U.S. Dollars ($                         ) under your Irrevocable Standby Letter of Credit No.                        represents funds due and owing to us pursuant to the terms of that certain lease by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP, as landlord, and SILICON VALLEY BANK, as tenant, and/or any amendment to the lease or any other agreement or assignment related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit.  A copy of any such notice shall also be sent, in the same manner, to:  Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department.  In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease.  We further acknowledge and agree that:  (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge.  In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

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We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                                             to the attention of                                                   .

Very truly yours,

[name]

[title}

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EXHIBIT J

HOLDING COMPANY TEST-FIT PLAN #3

This Exhibit is attached to and made a part of the Lease by and between CA-LAKE MARRIOTT BUSINESS PARK LIMITED PARTNERSHIP (“Landlord”) and SILICON VALLEY BANK (“Tenant”) for space in the Building located at 3001, 3003 and 3101 Tasman Drive, Santa Clara, California.

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